Exhibit 99.1

FOR IMMEDIATE RELEASE

PHARMACOPEIA ANNOUNCES APPOINTMENT OF

CHIEF FINANCIAL OFFICER

Princeton, New Jersey, June 20, 2005 – Pharmacopeia Drug Discovery, Inc. (Nasdaq: PCOP) today announced the appointment of Michio “Mich” Soga as Executive Vice President and Chief Financial Officer.

Mr. Soga brings over fifteen years of international and domestic corporate finance experience to Pharmacopeia.  He has held various executive positions at Goldman Sachs, Morgan Stanley, and Credit Agricole Indosuez in New York, Tokyo and London.  In addition to his considerable corporate finance experience, Mr. Soga has a strong operational background, having served as Chief Financial Officer at an internet company in the UK.  Most recently, Mich fulfilled the role of Interim CFO in his capacity as a financial consultant with Metaphore Pharmaceuticals.

“Through a broad search, Pharmacopeia sought an experienced financial professional with expertise to complement our team.  We have found an ideal match in Mich,” said Les Browne, Ph.D., President and Chief Executive Officer of Pharmacopeia.  “His strategic thinking and successful track record in investment banking will prove highly valuable as we continue to build Pharmacopeia’s pharmaceutical development business and advance our internal portfolio of therapeutic candidates.”

Mr. Soga holds a Bachelors degree from Dartmouth College, and a Masters of Private and Public Management from the Yale School of Management.

Pharmacopeia creates and delivers novel therapeutics to address significant medical needs.  Using proprietary technologies and processes, Pharmacopeia discovers and develops novel drug candidates to advance internally as well as with strategic partners.  The company is advancing multiple internal programs – focused primarily on immunobiology and immunological diseases – to validation in clinical trials.  Pharmacopeia’s later stage portfolio currently comprises multiple partnered programs that have been advanced into human clinical trials with further programs in late-stage pre-clinical development.  Beyond these, the company has developed a pipeline of approximately 40 partnered and internal programs in discovery that are expected to drive the company’s clinical portfolio in the future.

Contact:
Salma Cuadrado
Pharmacopeia Drug Discovery, Inc.
(609) 452-3643
irreq@pharmacopeia.com

-more-

###

When used anywhere in this press release the words “expects,” “believes,” “anticipates,” “estimates” and similar expressions are intended to identify forward-looking statements. Forward-looking statements herein may include statements addressing future financial and operating results of Pharmacopeia. Pharmacopeia has based these forward-looking statements on its current expectations about future events. Such statements are subject to risks and uncertainties known and unknown, which could cause actual results and developments to differ materially from those expressed or implied in such statements. These forward-looking statements include, but are not limited to, statements about the successful implementation of Pharmacopeia’s strategic plans, Pharmacopeia’s intentions regarding the establishment and continuation of drug discovery collaborations with leading pharmaceutical and biotechnology organizations, in particular, the continuation and funding level of such continuation of Pharmacopeia’s existing collaboration with Schering-Plough and N.V. Organon, Pharmacopeia’s ability to build its pipeline of novel drug candidates, both through its own internally-funded drug discovery programs and third party collaborations, Pharmacopeia’s ability to raise additional capital, the obsolescence of existing products, the resolution of existing and potential future patent issues, additional competition, changes in economic conditions, and other risks described in documents Pharmacopeia has filed with the Securities and Exchange Commission, including its Report on Form 10-Q filed on May 16, 2005, its Report on Form 10-K filed on March 23, 2005 and subsequent filings under the Securities and Exchange Act of 1934. All forward-looking statements in this press release are qualified entirely by the cautionary statements included in this press release and such filings. These risks and uncertainties could cause actual results to differ materially from results expressed or implied by forward-looking statements contained in this press release. These forward-looking statements speak only as of the date of this press release. Pharmacopeia disclaims any undertaking to publicly update or revise any forward-looking statements contained herein to reflect any change in its expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based.